Exhibit 99.1

PURE Bioscience Reports Fiscal Third Quarter 2013 Results

SAN DIEGO (June 14, 2013) – PURE Bioscience, Inc. (OTCQB: PURE), creator of the patented silver dihydrogen citrate (SDC) antimicrobial, reported results for its fiscal third quarter ended April 30, 2013.

Fiscal Q3 2013 Highlights

•	Initiated field testing of PURE® Hard Surface disinfectant with two major quick service restaurant chains, each with thousands of locations worldwide.

•	Completed a 30-day in-plant product testing process with a major meat and poultry food processor that manages multiple processing plants across the U.S.

•	Appointed food industry leader, Dave Pfanzelter, to the company’s board of directors and subsequent to quarter-end appointed him chairman.

Fiscal Q3 2013 Results
Net product sales totaled $258,000, compared to $207,000 in the same quarter last year. The increase was primarily attributable to increased sales to two existing customers.

Total operating costs and expenses decreased $200,000 to $1.8 million, compared to $2.0 million in the same year-ago quarter. The decrease was primarily due to a decrease in legal fees, travel, non-cash stock option expense, and depreciation and amortization expense.

Loss from operations decreased $200,000 to $1.6 million, compared to a loss from operations of $1.8 million in the same year-ago quarter.

Net loss was $1.5 million or $(0.14) per share, an improvement from a net loss of $1.8 million or $(0.31) per share in the same quarter last year.

As of April 30, 2013, cash and cash equivalents totaled $410,000 and current liabilities totaled $1.5 million, including accounts payable of $848,000. The company intends to secure additional working capital through sales of additional debt or equity securities.

Management Commentary
“During the quarter, we significantly cut costs and streamlined our operations to improve our bottom line, while making progress with key sales opportunities that should position us for sustainable growth,” said Michael L. Krall, president and CEO of PURE Bioscience. “Our sales and marketing projects during the quarter included coordinating field testing of PURE Hard Surface disinfectant and sanitizer in two different quick service restaurant chains, working with multiple meat and poultry food processors to conduct in-plant testing, and ongoing evaluations by several hospitals.

“Addressing the international opportunity, we recently shipped an opening order of PURE Hard Surface and PURE Multi-Purpose cleaner concentrate to our new European distributor, TICE. We are seeing progress with all of our target customer groups and remain optimistic that our marketing, education, evaluation and field testing programs could convert to meaningful sales in the second half of calendar 2013.”

During the second half of 2013, the company intends to submit a notification of GRAS determination to the U.S. FDA for its review under the GRAS standards (Generally Recognized As Safe) for use of the SDC technology as a direct food contact antimicrobial (processing aid) and secondarily as a preservative (food additive). The additional GRAS claims for SDC are designed to expand its potential commercial adoption for direct use on produce and meats. The company has already obtained GRAS status for SDC when used on food processing facilities, equipment, machinery, and processing utensils. The FDA’s stated goal is to respond within 180 days of the initial notification submission.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

About PURE Bioscience, Inc.
PURE Bioscience, Inc. develops and markets technology-based bioscience products that provide solutions to numerous global health challenges, including Staph (MRSA), Human Corona Virus and Carbapenem-resistant Enterobacteriaceae (CRE)/NDM-1+. PURE’s proprietary high efficacy/low toxicity bioscience technologies, including its silver dihydrogen citrate-based antimicrobials, represent innovative advances in diverse markets and lead today’s global trend toward industry and consumer use of “green” products while providing competitive advantages in efficacy and safety. Patented SDC is an electrolytically generated source of stabilized ionic silver, which formulates well with other compounds. As a platform technology, SDC is distinguished from competitors in the marketplace because of its superior efficacy, reduced toxicity and the inability of bacteria to form a resistance to it. PURE is headquartered in El Cajon, California (San Diego metropolitan area). Additional information on PURE is available at www.purebio.com.

Forward-Looking Statements
This press release contains forward-looking statements in which the Company discusses its potential future performance. Forward-looking statements are all statements other than statements of historical facts, such as those statements regarding the Company’s anticipated capital requirements, future financing activities, future submissions to the FDA related to its technologies and anticipated timing of commercialization of its technologies. The words "believe," “anticipate,” “intend,” "estimate," "project,” "expect" and similar expressions are intended to identify those assertions as forward-looking statements. The Company cautions readers that forward-looking statements are not guarantees of future performance and its actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that could cause the Company’s actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, the Company’s cash position and liquidity requirements, the Company’s failure to implement or otherwise achieve the benefits of its proposed initiatives and business plans, acceptance of the Company's current and future products and services in the marketplace, the ability of the Company to develop effective new products and receive regulatory approvals of such products, competitive factors, dependence upon third-party vendors, and other risks described in more detail under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2012, filed with the SEC, as updated by its subsequent filings with the SEC, including its Quarterly Reports on Form 10-Q. Investors are cautioned that many of the assumptions on which the Company’s forward-looking statements are based are likely to change after its forward-looking statements are made. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Investor Relations Contact:
Ron Both
Liolios Group, Inc.
Tel 949-574-3860
PURE@liolios.com

Pure Bioscience, Inc.
Condensed Consolidated Balance Sheets

	April 30,	July 31,
	2013	2012
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$410,000	$877,000
Accounts receivable, net	29,000	373,000
Inventories, net	781,000	654,000
Prepaid expenses	110,000	347,000
Total current assets	1,330,000	2,251,000

Property, plant and equipment, net	171,000	257,000
Patents, net	2,004,000	1,950,000

Total assets	$3,505,000	$4,458,000

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$848,000	$1,946,000
Loan payable, net	-	962,000
Deferred revenue	-	66,000
Note payable, current	231,000	-
Accrued liabilities	411,000	344,000
Derivative liability	49,000	319,000
Total current liabilities	1,539,000	3,637,000

Note payable, less current portion	1,045,000	-
Deferred rent	15,000	3,000
Total liabilities	2,599,000	3,640,000

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.01 par value:
5,000,000 shares authorized, no shares issued	-	-
Common stock, $0.01 par value:
100,000,000 shares authorized
12,236,170 issued and outstanding at April 30, 2013, and
6,644,555 issued and outstanding at July 31, 2012.	123,000	67,000
Additional paid-in capital	68,795,000	63,251,000
Accumulated deficit	(68,012,000)	(62,500,000)
Total stockholders' equity	906,000	818,000

Total liabilities and stockholders' equity	$3,505,000	$4,458,000

Pure Bioscience, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Nine months ended		Three months ended
	April 30,		April 30,
	2013	2012	2013	2012

Net product sales	$631,000	$685,000	$258,000	$207,000

Operating costs and expenses
Cost of goods sold	155,000	206,000	67,000	37,000
Selling, general and administrative	4,550,000	5,439,000	1,464,000	1,557,000
Research and development	1,105,000	1,421,000	304,000	439,000
Total operating costs and expenses	5,810,000	7,066,000	1,835,000	2,033,000

Loss from operations	(5,179,000)	(6,381,000)	(1,577,000)	(1,826,000)

Other income (expense)
Change in derivative liability	270,000	-	30,000	-
Interest expense	(591,000)	-	(2,000)	-
Interest income	-	1,000	-	-
Other (expense) income, net	(12,000)	(3,000)	15,000	(3,000)
Total other (expense) income	(333,000)	(2,000)	43,000	(3,000)

Net loss	$(5,512,000)	$(6,383,000)	$(1,534,000)	$(1,829,000)

Basic and diluted net loss per share	$(0.53)	$(1.18)	$(0.14)	$(0.31)

Shares used in computing basic
and diluted net loss per share	10,310,721	5,400,685	11,255,833	5,838,466